UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2008

Duff & Phelps Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 871-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 15, 2008, Duff & Phelps Corporation (the “Company”) granted 3,043 restricted shares (the “Granted Shares”) of Class A common stock of the Company to each of the non-employee members of its board of directors, subject to the execution of a Restricted Stock Award Agreement between the Company and the grantee, a form of which is attached as Exhibit 10.1 hereto. The grants were made in accordance with the director compensation described in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders and pursuant to its 2007 Omnibus Stock Incentive Plan. The grantees were Messrs. Robert Belke, Peter Calamari, William Carapezzi, Harvey Krueger, Sander Levy and Jeffrey Lovell. Restrictions on transfer and forfeiture with respect to 25% of the Granted Shares lapse on each of the first four anniversaries of the date of grant so long as the grantee continues to serve as a member of the Company’s board of directors.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of Restricted Stock Award Agreement for Non-Employee Directors under the Duff & Phelps Corporation 2007 Omnibus Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

By:	/s/ Edward S. Forman
Name: Edward S. Forman Title: Executive Vice President, General Counsel and Secretary

Dated: May 15, 2008

DUFF & PHELPS CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated May 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement for Non-Employee Directors under the Duff & Phelps Corporation 2007 Omnibus Stock Incentive Plan.